Exhibit 10.10

             ------------------------------------------------------
             ARTICLE XXXIX AGREEMENT FOR SALE OF MANUFACTURED GOODS
             ------------------------------------------------------



          THIS AGREEMENT (this "Agreement") is entered into on October 18, 2000, between:



          AZTEC COMPONENTS, INC., a corporation incorporated under the laws of the State of California, with business offices at 39 Argonaut Suite 150, Aliso Viejo, CA 92656 (the "Seller")



          and



          GLOBUS WIRELESS, LTD., a corporation incorporated under the laws of the State of Nevada, having registered offices at 220 - 1495 Ridgeview Drive, Reno, NV 89509, and business offices at 1955 Moss Court, Kelowna, B.C. V1Y 9L3 (the "Buyer")



          W H E R E A S:



     1. The Seller carries on the business of the distribution of a variety of wireless and electronic devices, including the distribution of analog wireless phones manufactured and supplied to the Seller under an OEM distribution supply agreement with Motorola USA (the "Product"), for supply to international wireless industry markets;

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     2.   The Buyer carries on the business of wireless devices product distribution, for supply to wireless industry carriers, distributors and dealers, both domestically and internationally;



     3. The Buyer requires the supply of the Product to meet its requirements for distribution to its clients, as served by the Buyer's wireless devices product distribution group, and the Seller requires the Buyer's expertise and distribution networks, to fulfill its OEM distribution supply agreement with Motorola USA; and



     4. The Buyer wishes to purchase from the Seller, and the Seller wishes to sell the Product now owned and/or contracted for with Motorola USA to the Buyer, for the consideration and on and subject to the terms and conditions contained in this Agreement.





          IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, it is agreed by and between the parties as follows:





1.       Agreement to Buy and to Sell



          The Buyer agrees to purchase the Product from the Seller to meet its requirements during the term of this Agreement, and the Seller agrees to sell the Product to the Buyer to meet those requirements, on the terms and in the manner set forth in this Agreement. For this purpose, it is understood and agreed that the Buyer's requirements for the Product to be supplied shall be 730,000 Motorola analog phone devices during the term of this Agreement, as described further below.

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2.       Purchase Price



          The Buyer agrees to pay to the Seller, for the supply of the Product, the amounts as follow:



     a) The amount of $125.00 for each Motorola Vader V-3620 Handset boxed unit, for 110,000 units, to be available to the Buyer on the following tentative schedule:

                   o        December 15, 2000 - 26,000 units

                   o        January 19, 2001 - 28,000 units

                   o        February 9, 2001 - 28,000 units

                   o        March 9, 2001 - 28,000 units



     b) The amount of $42.66 for each Motorola Profile-300 Handset boxed unit, for 340,000 units, now available to Buyer, and



     c) The amount of $42.66 for each Motorola DPC-650 Handset boxed unit, for 280,000 units, now available to Buyer.



          The Buyer agrees that regardless of the number of units of Product that it purchases from Seller during the term of this Agreement, it will purchase from Seller a total of 730,000 units as listed above at the purchase prices listed above by the Termination Date as defined below. The aggregate purchase price for the 730,000 units is $40,199,200 (the "Purchase Price").



          The Seller agrees that a $6.61 sell-thru credit to be tendered by Motorola to Seller on every Profile-300 or DPC-650 purchased, for an aggregate amount of $4,098,200 sell-thru credit, shall, upon receipt by the Seller, be forwarded on to an Escrow Account in favor of the Buyer and the Seller, to be distributed in equal amounts to the Buyer and Seller in full upon the purchase by Buyer from Seller of, and payment by Buyer to Seller for, a total of 730,000 units of the Product as set forth above, but no later than October 31, 2001 (the "Termination Date") assuming all other terms and conditions in this Agreement

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are met. If at the time that distribution of the amounts in the Escrow Account are scheduled to be made, Buyer is delinquent in scheduled payments due and owing to Seller, no distribution to Buyer will occur, until such time as amounts owing to Seller are delivered to Seller. In no event shall the amounts in the Escrow Account be distributed to Buyer if Buyer has not purchased and paid for a total of 730,000 units of Product from Seller. If Buyer has not fulfilled the requirement to purchase and pay for the total of 730,000 units by October 31, 2001, then Seller shall receive the entire amount of the sell-thru credits in the Escrow Account. The Escrow Account shall be governed by a separate Escrow Agreement between Seller and Buyer and is attached hereto as Schedule "A".



          All amounts shall be F.O.B. Motorola USA operations in Champaign, Michigan, with the Buyer to assume all responsibility for all shipments and related costs, and excluding any applicable taxes assessed on the sale of the Product supplied to the Buyer. To assist Buyer in its sales and accounting efforts Seller will pass on to Buyer any and all written documentation it may receive concerning the Product and the OEM manufacturer of the Product, including packing slips, invoices, dealer contracts, etc.



3.       Payment of Purchase Price; Security



          a) The Seller shall invoice the Buyer for each shipment of the Product and upon approval of the invoice by the Buyer, the Buyer shall make payment to the Seller not later than twenty
                    (20) days following receipt of the invoice. In the event the invoice is not paid within such twenty (20) day period, all overdue amounts shall collect interest at the rate of two percent (2%) per month.



          b) The Seller agrees to extend to the Buyer payment terms of $3 million Net 20 days from invoice date, and Buyer agrees to provide the following security:



                    (i) Corporate Acknowledgment & Guaranty of Buyer
                        --------------------------------------------


                              The Buyer shall deliver to the Seller a corporate
                    guaranty in the form attached as Schedule "B" pursuant to which Buyer shall guarantee payment, under the terms of this Agreement, of the Purchase Price and any interest.

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                    (ii) Secured Convertible Promissory Note
                         -----------------------------------


                              Buyer shall execute a Secured Convertible
                    Promissory Note in favor of the Seller for an amount of up to $5,000,000, in the form attached as Schedule "C". Such Note shall be exercisable by Seller after thirty days written notice given to Buyer of delinquency in accounts due to Seller, in accordance with the terms and provisions of the Note. Payment under the Note shall not relieve Buyer of any remaining obligations to make payments to Seller pursuant to this Agreement.



                    (iii) Security Interest in the Product
                          --------------------------------


                              Buyer grants to Seller a Security Interest in the
                    Product and in and to all shipping documents, warehouse receipts, policies or certificates of insurance and any other documents accompanying or relative to the Product and in and to the proceeds of each and all of the foregoing, until such time as all the obligations of the Buyer at any time existing under or with reference to this Agreement have been fully paid and discharged, all as security for such obligations and liabilities. The Security Interest is subject to the terms and conditions of that certain Security Agreement by and between Buyer and Seller, dated of even date herewith, which is attached hereto as Schedule "D".



4.       Term of Agreement and Termination



          The term of this Agreement shall commence on the date of execution and shall terminate upon the date that Buyer purchases from and pays Seller for all 730,000 Motorola Handset box units described herein, but no later than October 31, 2001. This Agreement may be extended by mutual consent of the parties.

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          Additionally, either party may immediately terminate this agreement without liability to the other party on the happening of any of the following events or any other comparable event:



     i. insolvency of a party;

     ii.  filing of a voluntary petition and bankruptcy by a party;

     iii. filing of any involuntary petition and bankruptcy against a party;

     iv.  appointment of a receiver or trustee for a party, or

     v. execution of an assignment for the benefit of creditors by a party, provided that the petition, appointment or assignment is not vacated or nullified within fifteen days of that event.



     Termination shall not relieve either party of any obligations owed to the other party pursuant to this Agreement regarding Product already delivered.











5.       Construction of Product



          The Product shall be constructed in a good and workmanlike manner in accordance with the specifications for each of the three models as set forth in Schedule "E" and according to the varieties set out in Item 2 above.

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6.       Examination and Acceptance of Product by Buyer



          The Buyer, having already inspected the goods to be supplied by the Seller, shall whenever possible, inform the Seller, by the fifth (5th) day of each and every month and/or on a regular basis, what quantity of the Product it requires to be delivered and where delivery shall be made. Buyer agrees to provide Purchase Orders (Schedule "F"), in favor of Seller for each requested delivery of Product. Once the Product has been received by the Buyer, or Buyer's client if direct shipped, the Buyer shall be entitled to examine it and within three days of the date of examination, to reject any of the Product which does not conform to the specifications set forth in Schedule "E" or which is defective in materials or workmanship. At the end of the period of three days, the Buyer shall be treated as having accepted the Product which has not been rejected.



7.       Non-Conforming Product



          If any of the Product which is the subject of this Agreement is rejected because of failure to conform to the specifications set forth in Schedule "E", or because of a defect in workmanship or materials, the Seller shall replace those items with others which comply with the specifications and conform in workmanship and materials as set forth in Schedule "E" within thirty
(30) days of notification thereof by Buyer.



8.       Shipping and Billing



          The Seller will include on bills of lading or other shipping receipts correct classification and identification of the Product shipped in accordance with the Buyer's instructions. The marks on each package and identification of the Product on packing slips, bills of lading and invoices shall be sufficient to enable the Buyer to easily identify the Product purchased. The Seller further agrees to promptly render, after delivery of the Product, correct and complete invoices to the Buyer, and to accept payment by cheque or, at the Seller's discretion, by other cash equivalent (including electronic transfer of funds). All invoices shall be paid not later than twenty (20) days following receipt of the invoice.

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9.       Warranty



          The Seller expressly warrants that the Product covered by this Agreement will conform to the specifications set forth in Schedule "E", and any samples or descriptions furnished to the Buyer, and will be merchantable, of good material and workmanship and free from defect. In addition, the Seller acknowledges that the Seller knows of the Buyer's intended use and expressly warrants that all the Product covered by this agreement which has been manufactured by Motorola USA and offered exclusively to the Seller, based on the Buyer's stated use, will be fit and sufficient for the particular purposes intended by the Buyer. Seller agrees to flow through to the Buyer, Motorola USA's standard One (1) Year Warranty for all Product, and Buyer accepts such warranty coverage.



10.      Advertising



          The Seller shall not, without first obtaining the written consent of the Buyer, in any manner, advertise or publish the fact that the Seller has contracted to furnish the Buyer with the Product ordered, or use any trademarks or trade names of the Buyer in the Seller's advertising or promotional materials. In the event of the Seller's breach of this provision, the Buyer shall have the right to cancel the undelivered portion of any of the Product covered by this Agreement and shall not be required to make further payments except for conforming Product delivered prior to cancellation.



11.      Government Compliance



          The Seller and Buyer individually agree to comply with all applicable federal and state laws, orders, rules and regulations and ordinances which may be applicable to the Seller's or Buyer's performances or their respective obligations under this Agreement.

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12.      Force Majeure



          Any delay or failure of either party to perform its obligations under this Agreement shall be excused if, and to the extent, that the delay or failure is caused by an event or occurrence beyond the reasonable control of the party and without its fault or negligence, such as, by way of example and not by way of limitation, acts of God, action by any governmental authority (whether valid or invalid), fires, floods, wind storms, explosions, riots, natural disasters, wars, sabotage, labour problems (including lock-outs, strikes and slow-downs), earthquakes, inability to obtain power, material, labour, equipment or transportation, or court injunction or order; provided that written notice of delay (including the anticipated duration of the delay) shall be given by the affected party to the other party within ten days. During the period of delay or failure to perform by the Seller, the Buyer, at its option, may purchase the Product from other sources and reduce its obligation to purchase minimum quantities of the Product from the Seller by the quantities purchased from other sources, without liability to the Seller, or have the Seller provide the Product from other sources in quantities and at times requested by the Buyer and at the price set forth in this Agreement.



13.      Cancellation for Breach



          Failure of the Seller to deliver the Product to the Buyer or of the Buyer to pay for the Product on the due date for payment, shall entitle the other party in each case to treat this Agreement as repudiated, but without prejudice to any rights accruing or due to either party at that date.



14.      Relationship of Parties



          The Seller and the Buyer are independent contracting parties and nothing in this Agreement shall make either party the agent or legal representative of the other for any purpose whatsoever, nor shall it grant either party any authority to assume or to create any obligation on behalf of or in the name of the other.

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15.      Non-Assignment



          The Seller may not assign or delegate its obligations under this Agreement without the Buyer's prior written consent, such consent not to be unreasonably withheld. This Agreement shall inure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.



16.      Governing Law



          This agreement is to be construed according to the laws of the State of California.



17.      Time



                        Time shall be of the essence.



18.      Severability



          If any term of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, order or other rule of law, that term shall be deemed modified or deleted, but only to the extent necessary to comply with the statute, regulation, ordinance, order or rule, and the remaining provisions of this Agreement shall remain in full force and effect.



19.      No Implied Waiver



          The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision of this Agreement constitute a waiver of any succeeding breach of the same or any other provision.

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20.      Notice



          Any notice or other writing required or permitted to be given under this Agreement or for the purposes of it to any party, shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by electronic communication to that party.



     a) in the case of a notice to the Buyer at 1955 Moss Court, Kelowna, British Columbia V1Y 9L3,

          fax: 250-860-3130, and


     b) in the case of a notice to the Seller at 39 Argonaut Suite 150, Aliso Viejo, California 92656,

          fax: 949-587-2769,



     c) or at any other address as the party to whom the writing is to be given shall have last notified the other party.



          Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered at that address, provided that if that day is not a business day then the notice shall be deemed to have been given and received on the first business day next following that day. Any notice mailed shall be deemed to have been given and received on the third business day next following the date of its mailing. Any notice transmitted by electronic communication shall be deemed given and received on the first business day after its transmission.

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21.      Entire Agreement



          This Agreement, together with the attachments, documents or schedules specifically referenced in the Agreement, constitutes the entire agreement between the Seller and the Buyer with respect to the matter contained herein and supersedes all prior oral or written representations and agreements. This Agreement may only be modified by a written agreement duly executed by the Seller and Buyer.

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     IN WITNESS WHEREOF the parties have executed this agreement on the date first written.



                SIGNED, SEALED AND DELIVERED in the presence of:


                                            AZTEC COMPONENTS, INC ("Seller")




                                            Per:
                                               --------------------------------
                                               --------------------------------


                                               --------------------------------




                                            GLOBUS WIRELESS LTD. ("Buyer")




                                            Per:
                                                -------------------------------
                                                -------------------------------


                                                -------------------------------

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                                  SCHEDULE "A"



                                ESCROW AGREEMENT



                                (see next pages)


                                       38

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                                  SCHEDULE "B"



                       CORPORATE ACKNOWLEDGMENT & GUARANTY




     1. The Board of Directors and Officers for Globus Wireless, Ltd., a Nevada corporation (the "Company"), hereby acknowledge that the Company will be receiving up to $3,000,000 credit on terms of net 20 from Aztec Components Inc., a California corporation (the "Lender") pursuant to the terms of that certain Agreement for Sale of Manufactured Goods entered into between the Company and the Lender on even date herewith (the "Agreement"), such credit allowing for the Lender to supply the Company and the Company to distribute certain Motorola USA analog handset units throughout the Company's distribution networks. All capitalized terms used and not defined herein are as defined in the Agreement.

     2. The Company does hereby guarantee to the Lender full payment in lawful money of the United States of America for all Product supplied by Lender to the Company, whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter becomes otherwise unenforceable, and pledges to forthwith fulfill any obligations to Lender pursuant to the terms and conditions of the Agreement.

     3. The Company does hereby acknowledge that it has agreed to provide security for the Product transferred to it, and that such security is to remain in place for the term of the Agreement. Attached as Schedule "C" that follows is a Secured Convertible Promissory Note, approved by the Board of Directors, and providing Lender with the right to receive up to $5,000,000 in common stock of the Company in the event a default in payments is not rectified per the terms of the Agreement and the Note. The Company does also hereby acknowledge that it has agreed to provide security for the Product transferred to it as set forth in that certain Security Agreement by and between the Company and the Lender which is attached hereto as Schedule "D" and which provides the Lender with a security interest in the Product and all proceeds thereof.

     4. The Company agrees to pay reasonable attorney's fees and all other costs and expenses which may be incurred by Lender in the enforcement of this guaranty.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty on October 18, 2000.

                                            GLOBUS WIRELESS, LTD.



                                            By:  /s/
                                               -------------------------------
                                                     Bernard D. Penner

                                            Its:     President, CEO and Chairman

                                       39

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                                  SCHEDULE "C"



                       SECURED CONVERTIBLE PROMISSORY NOTE



                                (see next pages)

                                       40

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                                  SCHEDULE "D"



                               SECURITY AGREEMENT





                                (see next pages)

                                       41

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                                  SCHEDULE "E"



                            SPECIFICATIONS OF PRODUCT



     Motorola DPC-650 Handsets
     -------------------------


          NAMPS analog cellular phone, with vibra call. Units are black, OEM box, in master carton, units come with English manual, 110 volt A/C travel charger, mid capacity NiMh battery.



     Motorola Profile 300 Handsets
     -----------------------------


          NAMPS analog cellular phone. Units are charcoal gray, OEM box, in master carton, units come with English manual, 110 volt A/C travel charger, mid capacity NiMh battery.



     Motorola Vader V-3620 Handsets
     ------------------------------


          NAMPS analog cellular phone, with vibra call. Units are black, OEM box, in master carton, units come with English manual, 110 volt A/C travel charger, slim Lithium Ion battery and belt clip holster.

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                                  SCHEDULE "F"



                              PURCHASE ORDER SAMPLE



                              Globus Wireless, Ltd.

                          Product Procurement Division

 Registered Office: Ste. 220, 1495 Ridgeview Drive, Reno, Nevada, 89509, U.S.A.

                      Business and Canadian Research Center

                                 1955 Moss Court
                   Kelowna, British Columbia, Canada, V1Y 9L3
               Telephone: (250) 860-3130 Facsimile: (250) 860-3110

                                 PURCHASE ORDER
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----------------------------------------- ---------------------------------------------- ------------------------------

Seller: Aztec Components,                 Buyer/Ship to: Globus Wireless,                Bill to: Globus Wireless Ltd.
Inc.                                      Ltd.
Ste. 150 - 39 Argonaut                                                                   Attn: Accounts Department
Aliso Viejo CA 92656                      c/o ODC Integrated Logistics
                                          450 Lillard Drive, Spark NV 89434              1955 Moss Court, Kelowna B.C.
Order Date: ____________
                                          OR: Designated facility in Illinois,           V1Y 9L3
Order No.: _____________                  California or Florida, per
                                          PO                                             Phone: (250) 860-3130
                                                                                         Fax:     (250) 860-3110
----------------------------------------- ---------------------------------------------- ------------------------------

SHIP ON TERMS:                            Payment Terms:                                 Authorized Signature:
F.O.B. Motorola USA
operations at Champlain, IL.              Net 20, $3.0 million                           _____________________________

                                                                                         Name: _______________________
----------------------------------------- ---------------------------------------------- ------------------------------

          Aztec Components Inc. hereby agrees to sell and Globus Wireless, Ltd. hereby agrees to buy the following Product on the terms and conditions as detailed under their Agreement For Sale Of Manufactured Goods, dated October 18, 2000.

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


Quantity       Seller Part # & Description               Shipping Date     Unit Price* ($US)      Total Cost ($US)

               MOT Vader V3620 Handset Unit                                       $125.00

               MOT Profile-300 Handset Unit                                       *$42.66

               MOT DPC650 Handset Unit                                            *$42.66


Currency: United States Dollars ($US)                                       TOTAL                  $
* Unit Price exclusive of Sell-thru Credits




Seller to confirm and sign a copy of this Purchase Order and fax all pages to Buyer at (250) 860-3110.

Seller to invoice Buyer for the Purchase Order on date of shipment, per terms of Agreement

Accepted:____________________
            Authorized Signatory of Seller   This ___ day of __________, _______

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